EXHIBIT 15.1

November 8, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-154173)
(No. 333-159143)
(No. 333-176914)

Commissioners:

We are aware that our report dated November 8, 2011 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) as of September 30, 2011, the related condensed consolidated statements of earnings for the three and nine months ended September 30, 2011 and 2010, the condensed consolidated statement of changes in shareholders’ equity for the nine months ended September 30, 2011, the condensed consolidated statements of cash flows for the nine months ended September 30, 2011 and 2010, and the condensed consolidated statements of comprehensive income for the three and nine months ended September 30, 2011 and 2010 included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP